Exhibit 99.1

AVIS BUDGET GROUP COMPLETES $750 MILLION
ASSET-BACKED BOND OFFERING

Transaction Will Enable the Company to Replace Remaining
Vehicle-Backed Debt Maturing in 2012 at Substantially Lower Rates

Parsippany, N.J., March 23, 2012 – Avis Budget Group, Inc. (NASDAQ: CAR) announced today that its Avis Budget Rental Car Funding (AESOP) LLC subsidiary has completed an offering of $750 million of asset-backed bonds with a weighted average interest rate of 2.6%, the Company’s lowest rate on a new ABS bond offering since 2003.

The bond offering is comprised of a three-year, $325 million series and a five-year, $425 million series.  The proceeds of the offering are expected to be used to refinance ABS debt maturing in 2012 that has a blended interest rate of over 6%.

“This transaction further demonstrates the strong demand that exists for our asset-backed securities,” said David B. Wyshner, Avis Budget Group Senior Executive Vice President and Chief Financial Officer.  “We now project that vehicle-backed interest costs in North America will decline by $20-25 million in 2012 compared to 2011 (before the effect of any changes in average fleet size due to volume growth), a $5 million improvement over our prior projection.”

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts.  Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2011, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information

The Series 2012-1 and 2012-2 asset-backed bonds have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Series 2012-1 or 2012-2 asset-backed bonds, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with 10,000 rental locations in approximately 175 countries around the world. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 28,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Contacts Media Contact: John Barrows (973) 496-7865 PR@avisbudget.com	Investor Contact: Neal Goldner (973) 496-5086 IR@avisbudget.com

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